ION announces commencement of Exchange Offer and Consent Solicitation relating to its 8.125% Senior Secured Second Priority Notes due 2018

HOUSTON, TX – March 28, 2016 – ION Geophysical Corporation (the “Company”) (NYSE: IO) today announced the commencement of an exchange offer (the “Exchange Offer”) related to the Company’s outstanding 8.125% Senior Secured Second Priority Notes due 2018 (the “Existing Notes”). The Company is offering to exchange any and all of the Existing Notes held by eligible holders. The Exchange Offer and Consent Solicitation are part of a transaction regarding the Company’s entry into a support agreement (the “Support Agreement”) with holders of its Existing Notes that collectively hold more than two-thirds of the aggregate outstanding principal amount of the Existing Notes (the “Supporting Noteholders”).

Under the terms of the Exchange Offer, for each $1,000 principal amount of Existing Notes validly tendered for exchange and not validly withdrawn by an eligible holder (an “Exchange Participant”) prior to the Expiration Date (as defined below), and accepted for exchange by the Company, the Company will pay on the Settlement Date (as defined below) the consideration (the “Exchange Consideration”) of (i) $1,000 principal amount of the Company’s new 9.125% Senior Secured Second Priority Notes due 2021 (the “New Notes”) plus (ii) either (a) for Existing Notes tendered at or prior to 11:59 P.M., New York City Time, on the Early Tender Date (as defined below), ten (10) shares of the Company’s common stock (the “Early Stock Consideration”), and (b) for Existing Notes tendered after the Early Tender Date, seven (7) shares of the Company’s common stock (the “Stock Consideration”) (such shares issued as the Early Stock Consideration or the Stock Consideration, together with the New Notes, the “New Securities”), upon the terms and subject to the conditions set forth in the Company’s confidential Offer to Exchange and related Letter of Transmittal, each dated March 28, 2016 (the “Offer Documents”).

In connection with the Exchange Offer, the Company is also offering to utilize up to $15.0 million of cash to purchase Existing Notes of an Exchange Participant that elects to tender such Existing Notes (as further described below) for cash at substantial discount to par to reduce the aggregate amount of the Existing Notes. In addition, concurrently with the Exchange Offer, the Company is soliciting consents (the “Consent Solicitation”) from eligible holders to proposed amendments to the indenture governing the Existing Notes (the “Proposed Amendments”). The Proposed Amendments would, among other things, provide for the release of the second priority security interest in the collateral securing the Existing Notes and the grant of a third priority security interest in the collateral, subordinate to liens securing all senior and second priority indebtedness of the Company, including the Company’s revolving credit facility and the New Notes, and eliminate substantially all of the restrictive covenants and certain events of default pertaining to the Existing Notes. No consideration is being paid to holders of Existing Notes in connection with the Consent Solicitation. The aggregate principal amount of the Existing Notes outstanding as of March 28, 2016 is $175 million.

Pursuant to the Support Agreement in respect of the Exchange Offer, each Supporting Noteholder party thereto has agreed, in accordance with and subject to the terms of the Support Agreement to, among other things, tender all of its holdings of Existing Notes in the Exchange Offer and vote all of its holdings of Existing Notes in favor of the Proposed Amendments. The Supporting Noteholders are eligible to participate in the Cash Tender Option (defined below) if they elect to do so. In connection with the commencement of the Exchange Offer, the Support Agreement was amended to contemplate revisions to the terms and conditions of the Exchange Offer to (i) provide for the release of the second priority security interest in the collateral securing the Existing Notes and the grant of a third priority security interest in the collateral, subordinate to liens securing all senior and second priority indebtedness of the Company, including the Company’s credit facility and the New Notes, rather than the elimination of the security interest in the collateral securing the Existing Notes, (ii) reduce the number of shares of the Company’s common stock issuable in exchange for each $1,000 principal amount of Existing Notes from ten (10) shares to seven (7) shares, (iii) provide for an early tender payment of an additional three (3) shares of the Company’s common stock for each $1,000 principal amount of Existing Notes validly exchanged prior to the Early Tender Date and (iv) provide a one business day extension of the time periods to commence and close the Exchange Offer.

As part of the Exchange Offer, each Exchange Participant may tender all or a portion of its Existing Notes for a cash payment in lieu of the Exchange Consideration upon the terms and subject to the conditions set forth in the Offer Documents (the “Cash Tender Option”). The aggregate amount of cash consideration to be paid by the Company for tendered Existing Notes accepted for purchase pursuant to the Cash Tender Option is $15.0 million plus accrued and unpaid interest to, but not including, the Settlement Date (the “Cash Tender Cap”). The cash prices for the Cash Tender Option will be determined pursuant to an unmodified “Dutch auction” process by which Exchange Participants electing to participate in the Cash Tender Option submit a bid that identifies the principal amount of Existing Notes and the price (not less than $430 and not more than $600 per $1,000 principal amount of Existing Notes) at which such Exchange Participant is willing to tender all or a portion of the tendered Existing Notes to the Company (a “Bid Price”). The Company will accept for purchase tendered Existing Notes at the lowest Bid Prices until the Cash Tender Cap is reached, subject to proration.

Eligible holders of Existing Notes accepted for exchange will also receive a cash payment equal to the accrued and unpaid interest in respect of such Existing Notes from the applicable most recent interest payment date to, but not including, the Settlement Date. Interest on the New Notes will accrue from the Settlement Date.

In order to participate in the Exchange Offer, a holder of Existing Notes must tender all of its Existing Notes in the Exchange Offer.

The Exchange Offer, including the Cash Tender Option, will expire at 11:59 p.m., New York City time, on April 25, 2016, unless extended by the Company (the “Expiration Date”). In order to be eligible to receive the Early Stock Consideration, Exchange Participants must tender their Existing Notes on or prior to 11:59 P.M. New York City Time, on April 11, 2016 (such time and date, as it may be extended, the “Early Tender Date”), unless such deadline is extended by the Company. Tenders of Existing Notes pursuant to the Exchange Offer may be validly withdrawn, and the related consents delivered pursuant to the Consent Solicitation may be validly revoked at any time prior to the Expiration Date but not thereafter. Participants in the Cash Tender Option may withdraw or modify their Bid Price at any time prior to the Expiration Date, in which case they still will be deemed to be Exchange Participants, and their tender of Existing Notes still will be deemed to include their consent to the Proposed Amendments unless such withdrawal specifically states that they are also withdrawing the tendered Existing Notes from the Exchange Offer. A valid withdrawal of tendered Existing Notes prior to the Expiration Date will be deemed a valid revocation of the related consent, and the holder of such Existing Notes will not be entitled to receive the Exchange Consideration or cash payment under the Cash Tender Option, as applicable.

The Exchange Offer and the Consent Solicitation are subject to the satisfaction or waiver of a number of conditions set forth in the Offer Documents. These conditions include, among others, the requirement that (i) at least 90% in principal amount of the Existing Notes are properly tendered by the expiration of the Exchange Offer, (ii) the Company has received the requisite consents in connection with the consent solicitation to adopt the Proposed Amendments, and (iii) the Company has entered into an amendment to its revolving credit facility in connection with the issuance of the New Notes. Subject to the terms of the Support Agreement, no additional consents are needed to be validly delivered in the Consent Solicitation in order to obtain the requisite consents to adopt the Proposed Amendments.

Subject to applicable law and the terms of the Support Agreement, the Company may terminate or withdraw the Exchange Offer and the Consent Solicitation if any of the applicable conditions are not satisfied or waived by the Expiration Date.

Only holders of the Existing Notes who have completed and returned the eligibility form confirming that they are (i) persons in the United States and “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), (ii) in the United States and “accredited investors” within the meaning of Rule 501(a) of Regulation D of the Securities Act or (iii) not “U.S. persons” and are outside of the United States within the meaning of Regulation S under the Securities Act are authorized to receive and review the Offer Documents. Holders who desire to obtain and complete an eligibility form should contact the information agent, D.F. King & Co., Inc., toll-free at (866) 620-8437 or (212) 269-5550 (for banks and brokers), or via the following website:www.dfking.com/io, or the dealer manager, Oppenheimer & Co. Inc., toll-free at (800) 221-5588 or collect at (212) 667-8104.

Eligible holders are urged to carefully read the Offer Documents before making any decision with respect to the Exchange Offer. None of the Company, the dealer manager, the information agent and the exchange agent makes any recommendation as to whether eligible holders should tender or refrain from tendering their Existing Notes. Eligible holders must make their own decision as to whether to tender Existing Notes.

The New Securities offered by the Company have not been registered under the Securities Act, or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. The Exchange Offer is not being made to holders of Existing Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This press release does not constitute an offer to purchase securities or a solicitation of an offer to sell any securities or an offer to sell or the solicitation of an offer to purchase any securities, nor does it constitute an offer or solicitation in any jurisdiction in which such offer or solicitation is unlawful.

About ION
ION is a leading provider of technology-driven solutions to the global oil & gas industry. ION’s offerings are designed to help companies reduce risk and optimize assets throughout the E&P lifecycle. For more information, visit iongeo.com
Contact
Jamey S. Seely
Executive Vice President, General Counsel and Corporate Secretary
+1.281.552.3011

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities and Exchange Act of 1934, as amended. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties, such as risks relating to the satisfaction of the conditions precedent to completing the Exchange Offer and the Company’s ability to consummate the Exchange Offer for any of the Existing Notes and other risks discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, quarterly reports on Form 10-Q and other subsequent filings with the Securities and Exchange Commission. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.
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